Exhibit 10.07
                            EMPLOYMENT AGREEMENT

I. This agreement is executed this 7th day of July, 2004 and made effective as of March 15, 2004 ("Effective Date"), between Schimatic Cash Transactions Network.com, Inc., a Florida corporation ("Employer", "Company of "SCTN""), and Joseph E. Diamond ("Diamond" or "Employee") and (collectively the "Parties"). This agreement amends all prior employment agreements. All aspects of the previous agreements that are not specifically affirmed are to be considered void.

II.      RECITALS

         A. Employer is a Florida corporation, the principal business of which is computer software solutions with particular expertise in Smart Card Loyalty programs.

         B. Employer's current headquarters office ("Corporate Office") is 330 E. Warm Springs Rd., Las Vegas, NV 89119, and its back office operations ("Operations Center") are currently located at 7190 South State St. in Midvale, Utah.

         C. Company recognizes that Diamond has played a key role, and will continue to play a key role, in the administration, finance and legal areas of the business of SCTN.

         D. Company desires to ensure the continued involvement of Diamond, and is therefore entering this Employment Agreement for Diamond to serve as Senior Vice President of Administration and Finance, reporting to the CEO and on the Board of Directors.

         The Parties wish to enter into a written agreement to memorialize the terms of Employee's employment by the Employer.

III.     AGREEMENT.

         In consideration of the employment of Diamond by the Employer and other good and valuable consideration, the parties hereto agree as follows:

         A. Employment. The Employer agrees to employ Diamond as Senior Vice President of Administration and Finance on the terms set forth herein. Diamond accepts such employment and agrees to work full time and use his best efforts in performing services for the Employer, to include establishment of, and ongoing operation of, all administrative, legal, and financial functions of the Company.

         B. Terms & Salary Employee's current salary will be five thousand dollars ($5,000) per month. Employee will be given regular reviews and, subject to employee's continued performance of duties, employee will be given raises, bonuses, and additional compensation in reasonable correlation with the salaries and compensation packages of other senior executives. Except as provided herein, the term of this Agreement shall be for a period of three (3) years commencing on the Effective Date.

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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

         C. Stock, Stock Options and bonuses. The stock to be issued under the terms of this agreement will settle all prior agreements related to stock, stock options, and agreements to convert debt into stock. Under previous agreements Diamond has the rights to the following:

                    1. Stock options to purchase 10,000,000 shares at $0.15 per share;

                    2.   66,777 Shares for the month of February 2004;

                    3. 100,000 Shares per month for March, April, May and June 2004;

                    4. Convert unpaid expenses into shares of stock at $0.15 cents per share;

                    5.   Convert unpaid salary to stock.; and

                    6. 1,000,000 shares to be issued with an issue date of March 15, 2004;

              Under this agreement, the above stock and options will be replaced by the compensation schedule as follows, and Diamond is being granted:

                    7. The 1,000,000 shares to be issued in the name of Therese M. Diamond, as her sole and separate property, as of March 15, 2004 is affirmed;

                    8. The shares to be issued under the former agreements in lieu of salary, for unpaid salary and for unpaid expenses is to be settled at 500,000 shares to be issued in the name of Therese M. Diamond, as her sole and separate property, with an issue date of June 15, 2004;

              Because the position Diamond has taken with SCTN REQUIRES FAR MORE TIME THAN Diamond has agreed to provide SCTN, Diamond has prepared an invoice for $800,000.00 to go forward and service the company full time, devoting all the time necessary to complete the tasks of SCTN and to devote all of his efforts to SCTN, including turning over his law practice to others and abandoning any practice of law for anything other than SCTN business. Under this agreement Diamond and SCTN agree to settle the invoice from Diamond in the amount of $800,000.00 as follows:


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

                    9. Employer will issue 16,000,000 shares in the name of Therese M. Diamond, as her sole and separate property, under the following terms:

                          a.  The options for 10,000,000 shares are voided;

                          b. 1,500,000 shares are to be issued in the name of Therese M. Diamond, as her sole and separate property, as of April 15,2004;

                          c. 1,500,000 shares to be issued in the name of Therese M. Diamond, as her sole and separate property, as of May 15, 2004;

                          d. 1,500,000 shares are to be issued in the name of Therese M. Diamond, as her sole and separate property, as of June 15, 2004;

                          e. 1,500,000 shares to be issued in the name of Therese M. Diamond, as her sole and separate property, as of July 15, 2004; and

                          f. 10,000,000shares to be issued as of August 1, 2004 that are subject to being forfeited if Diamond does not stay with the company until March 15, 2007. These 10,000,000 are to be released from potential forfeiture at the rate of 312,500 shares per month beginning on August 15, 2004 and 312,500 shares on the fifteenth of each subsequent month until March 15, 2007 at which time any shares not previously released will have all restrictions removed. The terms of forfeiture for the 10,000,000 shares are explained in detail in III D, E and F.

SCTN and Diamond agree that in full payment of Diamond's invoice for Eight Hundred Thousand dollars ($800,000.000.00) SCTN shall cause Sixteen Million (16,00,000) shares of common stock in SCTN to be issued in the name of Therese
M. Diamond, as her sole and separate property, as soon as there is an opportunity to have additional shares authorized for issuance by the shareholders, as follows. One Million five hundred thousand (1,500,000) shares to have an issue date of April 15, 2004, One Million five hundred thousand (1,500,000) shares to have an issue date of May 15, 2004, One Million five hundred thousand (1,000,000) shares to have an issue date of June 15, 2004, One Million five hundred thousand (1,500,000) shares to have an issue date of July 15, 2004 and Ten Million (10,000,000) shares to have an issue date of August 1,


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

2004. The Seven Million Five Hundred Thousand (7,500,000) shares with an issue date of July 15, 2004 and prior to July 15, 2004 cannot be forfeited. The Ten Million shares issued on August 1, 2004 are subject to forfeiture if Joseph E. Diamond resigns or is terminated for cause as outlined in III H 5 c of this agreement. See below. If Joseph E. Diamond is terminated for any other reason the shares shall no longer be subject to any forfeiture as of the effective date of the termination.

D. If Diamond dies during the term of this agreement, then 60% of all shares that were subject to forfeiture on the date of death will be turned over to SCTN and the balance will have all restrictions removed.


E    Beginning on August 15, 2004 and on the fifteenth of each succeeding month through February 15, 2007 the number of shares that can be forfeited for lack of performance by Joseph E. Diamond is reduced by 312,500 per month. On March 15, 2007 all shares with any remaining restrictions or possibility of forfeiture will have all restrictions and possibility of forfeiture removed.

F. Joseph E. Diamond agrees that shares subject to forfeiture shall not be subject to sale by him, he can transfer them but only subject to the provision that such shares cannot be sold or transferred by transferee while they are subject to forfeiture. The Company will retain physical position of all stock subject to forfeiture, but Joseph E. Diamond shall have all other rights including the right to vote such shares while they are subject to forfeiture as long as they have not been forfeited.

G. Place of Work. At the present time, Diamond intends to work in the offices of the Diamond Law Firm, but shall have the option of working out of his home unless SCTN provides a suitable office for him. Should the Company decide to relocate the Administrative Office outside of the San Fernando Valley, then his principal office shall be his home, for which Company agrees to provide all equipment and supplies deemed necessary by the Employee for the fulfillment of his duties. Notwithstanding the foregoing, Employee agrees to travel, as the Company deems necessary, to the Company's Administrative Center and any other locations necessary for the fulfillment of his duties. The expenses associated with such travel shall be reimbursed by the Company. The Company agrees:

         1. To reimburse Employee for travel, lodging and associated expenses during the term of this Agreement;

         2. In the event the company and employee elect to have the Employee relocate to a new location upon relocation of the Administrative Office, Company agrees to provide Employee a moving allowance not to exceed $20,000.


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

         H.   Benefits.
              ---------


         1. Fringe Benefits. Diamond shall be entitled to and shall receive all benefits of employment generally available to other executives of the Employer, including, without limitation, participation in the following:

              a. Group Health, Dental and Life Insurance. Diamond will be eligible to participate in such group health, dental and life insurance plans, which the Employer may keep in effect during the Term, subject to the terms of any such plans. At any time that the Employer does not have available Group Health and Dental Insurance plans, during the Term and for 12 months thereafter, Employer shall pay any premiums associated with the enrollment of the plan(s) of Employee's choice.

              b. Long Term Disability. Diamond will be eligible to participate in such long term disability plans which the Employer may keep in effect during the Term, and for 12 months thereafter, subject to the terms of any such plan.

              c. Commuting and Relocation Expenses. Employer shall reimburse Diamond for all reasonable business expenses including: travel and lodging for commuting to the Company's Corporate Office in Nevada and Operations Center located at Salt Lake City, Utah, or anywhere to which either may be relocated. The Company also agrees to pay the moving allowance to the Corporate Office or new Operations Center Location (s) as described in Section (G) above.

              d. Business Expenses. The Employer shall pay the actual and normal expenses incurred by Diamond for the benefit of the Employer in performing his duties as Senior Administrative Vice president of the Employer in accordance with the Employer's expense reimbursement policy, as adopted from time to time.

              e. Vacation. Diamond shall be entitled to vacation benefits in accordance with the employer's vacation policy, as currently stated or as increased in the future, at the maximum level of accrued and unused vacation benefits which Employer's executives or employees are permitted to accrue in accordance with the Employer's personnel policies.


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

              f. Sick Leave/Personal Leave. Diamond shall be entitled to sick leave and personal leave benefits in accordance with the Employer's personnel policies, as adopted from time to time.

              g. Accrual Year. Any of the benefits provided under this Agreement or under Employer's personnel policies generally which are accrued on a "per year" basis, are deemed to accrue during each of Employer's fiscal years in accordance with Employer's personnel policies applicable to its employees generally. Any benefits accruing from the Effective Date of hire through the end of the current fiscal year will be prorated for such year.

         2. Indemnity. Employer shall indemnify Diamond to the maximum extent permissible under law as an agent, Director, and Officer for acts taken by him during the Term on behalf of Employer provided such acts are taken in good faith and in what is in the best interest of Employer.

         3. Directors' and Officers' Insurance. Employer agrees to obtain and maintain a policy of directors and officers insurance covering Employee's acts as a Director or Officer, as the case may be and as may be limited by the terms of any such insurance policy, in a face amount of no less than ONE MILLION DOLLARS ($1,000,000.00) when the company has the funds to pay for such coverage.

         4. Registration of Securities. The Company agrees to forthwith register the securities underlying the Stock described in Section III above and any stock appreciation rights or plan interests (the "SAR"s), which may be deemed by the Securities and Exchange Commission (the "SEC") to require registration, in order for employee to be able to freely assign or trade the SAR's or the underlying securities.

         5.   Termination.
              ------------

              a. Termination as a result of a change of control or for good cause. This Agreement is terminable prior to the expiration of the Term, in the manner and to the extent set forth in this section 5.

              b. Death, Disability or Resignation During Term. This Agreement shall automatically terminate upon the death of Diamond or Employee's voluntary resignation during the Term. The Employer or Diamond may terminate this Agreement upon


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

                   reasonable determination of Employee's total disability. As used herein, total disability means Employee's inability to perform his normal and usual duties as Senior Vice President for Administrative, Legal and Finance of the Employer due to physical disability or mental illness for a period of ninety
                   (90) consecutive calendar days.

              c. Termination for Cause. The Employer may terminate this Agreement immediately, and except as otherwise set forth below, without prior notice, for "Cause" which shall mean:

                        i. Employee's excessive use of alcohol or illegal drug abuse;

                        ii. Any material dishonest act by Diamond relating to the Employer's business;

                        iii. Any intentional act by Diamond intended to be materially detrimental to the business or reputation of the Employer;

                        iv. Employee's rendering any services to a firm or entity which does business in a field competitive with the business of Employer except as may be expressly authorized in writing pursuant by the Board, or

                        v. Employee's substantial failure to perform the material services contemplated by this Agreement, it being understood and agreed that the Employer must give Diamond written notice of such failure by the Employer and not less than sixty (60) days with in which to cure such failure before invoking the provisions of this subparagraph v. in terminating Employee.

              d. Without Cause or from Change of Control. This clause cannot be used as a basis for termination of Diamond if SCTN has not funded a budget adequate to employ the personnel needed to carry out the functions of the responsibilities delegated to Diamond. The Employer may terminate this Agreement during the Term without Cause upon giving sixty (60) days prior written notice of such termination. Such notice is deemed to be given in the event of change of control as described in section 11 below.


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

         7. Severance Pay. This paragraph does not become effective until the employer has one full quarter in which it records $300,000.00 in revenue. If Employee's employment terminates due to his death, disability or by Employer notice without cause as described in
              Section 6 above at any time prior to the Term, Employer will pay to Diamond or his legal designee(s), an amount equal to 25 % of his annual Base Salary ("Severance Pay") and will immediately pay all outstanding expenses and loans due to Diamond from the Company if there are sufficient funds to pay these items; otherwise, these expenses and loans will be paid out over a twelve (12) month period and will earn a fifteen (15%) rate of interest until fully paid.

         8. No Severance Pay upon Resignation. It is expressly understood and agreed that Diamond (or his personal representative, as the case may be) shall not be entitled to any Severance Pay if he resigns during the Term, but will immediately be paid all outstanding expenses and loans due from the Company if sufficient funds are available to pay these items; otherwise, these outstanding expenses and loans will be paid out over a twelve (12) month period and will earn a fifteen (15%) percent rate of interest until fully paid.

         9. Manner of Payment of Severance Pay. Any Severance Pay hereunder will be paid at such intervals and in the manner dictated by the Employer's normal pay practices but not to exceed 90 days after severance.

         10. Notice of Termination. The Employer shall give Diamond notice of the termination of this Agreement pursuant to sub-section b, c, & d of this Section 5 and, except as otherwise provided herein, the termination of this Agreement shall be effective upon the giving of such notice. Company will immediately pay all outstanding expenses and loans due to Diamond from the Company.

         11. Change of Control. As used in this section, the term "change of control" means and refers to:

              a. Any merger, consolidation, or sale of the Company such that any individual, entity or group (within the meaning of section 13 (d) (3) or 14 (d) (2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") acquires beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of 20 percent or more of the voting common stock of the Company or its subsidiary


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

               b. Any transaction in which the Company sells or transfers all or substantially all of its assets; A dissolution of liquidation of the Company; or

               d.   The Company becomes a non-publicly held company.

               e. A "change of control" as used in this section does not include a direct capital investment in the company.

               f. At the option of Employee, this agreement will continue in full effect with, and be binding upon, any successor organization following a Change of Control.

IV. Integration. This Agreement contains the entire agreement between the parties and supersedes all prior oral and written agreements, understandings, commitments and practices between the parties, including, without limitation, all prior employment agreements, whether or not fully performed before the date of this Agreement. No amendments or waivers to this Agreement may be enforced by either a court of law or an arbitrator unless such amendment or waiver is the subject of writing signed by both parties.

V. Ambiguities . The general rule that ambiguities shall be construed against the drafter of the agreement shall not apply.

VI. Strict Performance. Either party's failure to insist on the strict performance of any provision of this Agreement will not be construed as a waiver of the provision, which will continue in full force.

VII. Arbitration. Any controversy or claim arising out of or relating to this agreement, or breach of this agreement, shall be settled by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment on the award rendered by the arbitrators may be entered in any court having jurisdiction. Within five (5) business days after a demand has been made to arbitrate a dispute, the parties will meet and attempt to agree on a single arbitrator. If the parties are unable to agree on a single arbitrator, then each party shall, before the expiration of such five (5) day period, designate an arbitrator. Within (30) additional business days thereafter the two arbitrators shall select a third arbitrator. If for any reason they cannot agree on a third arbitrator, they may apply to the Utah Superior Court for the name of a neutral party. The three arbitrators shall hear all the evidence, and a majority vote shall set the award of the arbitrators. Each party shall pay the fees of the arbitrator he or it selects and of his or its own attorneys, and the expenses of his or its witnesses and all other expenses connected with presenting his or its case. Other costs of the arbitration, including the cost of any record or transcripts of the arbitration, administrative


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                       Diamond Employment Agreement (Cont)
                       -----------------------------------

        fees, the fee of the third arbitrator, and all other fees and costs, shall be borne equally by the parties. Notwithstanding the foregoing, the arbitrators may award reasonable attorneys' fees and costs to the prevailing party in their award.

VIII. Litigation. In the event legal action or arbitration is brought to enforce any of the provisions of this Agreement or for any breach thereof, reasonable attorneys' fees and costs shall be awarded to the prevailing party or parties in said action. All legal action is to take place in Salt Lake City, Utah..

IX. Notices. Any notice given pursuant to this Agreement must be sent by United States Certified Mail (postage prepaid) and shall be deemed given on dates on which the envelope or envelopes containing such notices are deposited in the United States Mail. The Addresses of the parties to be used for the giving of notices shall be as set forth on the signature page of the Agreement. The parties hereto may change the addresses to which notices to them may be sent by giving written notice thereof in accordance with this paragraph.

X. Severability of Provision. If any provision of this Agreement is invalid or illegal, the other provisions shall nevertheless remain in full force and affect.

XI. Controlling Law. This Agreement is entered into in the State of Utah and shall be interpreted and controlled by the laws of the State of Utah, County of Salt Lake.

XII. Successors. The Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective successors and assigns. This employment contract supersedes any other out-standing Sctn Employment Contract between the two parties that may have been signed prior to this date for this same time period.

XIII. Recap of Shares to be issued in the name of Therese M. Diamond, as her sole and separate property,:

        A. One Million (1,000,000) shares as of March 15, 2004 due under a previous agreement;

        B. Five hundred thousand (500,000) shares as of June 15, 2004 as a settlement for shares earned and convertible under previous agreements;

        C. One Million five hundred thousand (1,500,000) shares as of April 15, 2004 under this agreement;


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                     Diamond Employment Agreement (Cont)
                     -----------------------------------

        D. One Million five hundred thousand (1,500,000) shares as of May 15, 2004 under this agreement;

        E. One Million five hundred thousand (1,500,000) shares as of June 15, 2004 under this agreement;

        F. One Million five hundred thousand (1,500,000) shares as of July 15, 20004, and

        F. Ten Million (10,000,000) shares, subject to forfeiture as explained above, as of August 1, 2004 under this agreement.

XIV.    Other Agreements:
        -----------------

        A. Joseph E. Diamond agrees that he will have no right to have additional shares issued to him under this agreement, or any other agreements with the Employer until the term of this contract ends on March 15, 2007.

        B. Diamond agrees that if the Company does not have sufficient working capital to pay salaries in full, the Board will determine when payments are made.

        C. Diamond agrees there will be no conversion rights of salary or expenses to stock or options for the term of this agreement.

        D. All stock will be issued per the effective date indicated in this agreement, but physical certificates representing that stock will not be printed and delivered until the shareholders meet and approve an increase to the limit of shares authorized.



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I HAVE READ THIS AGREEMENT IN ITS ENTIRETY, I UNDERSTAND ITS TERMS, AND AGREE TO
BE BOUND BY ALL OF ITS TERMS, INCLUDING THE PROVISION FOR BINDING ARBITRATION. I ALSO UNDERSTAND I HAVE THE RIGHT TO HAVE THIS AGREEMENT REVIEWED BY INDEPENDENT COUNSEL AS JOSEPH DIAMOND IS NOT INDEPENDENT AND DOES NOT REPRESENT SCTN ON THE ISSUE OF THIS CONTRACT.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on July 7, 2004.


       Employer:                                      Employee:
           SCTN                                       Joseph E. Diamond
           330 E. Warm Springs Rd.,                   16931 Citronia Street
           Las Vegas, NV 89119                        North Hills, CA 91343


      By:/s/ David J. Simon                       By:/s/ Joseph E. Diamond
         --------------------------                  ---------------------------
         David J. Simon                               Joseph E. Diamond
         Chairman and CEO of SCTN


      By:__________________________
         Bernard McHale, Director
         330 East Warm Springs Road,
         Las Vegas, NV 89119


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